EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-102915, 333-85840, 333-59342 and 333-112013) of Neoforma, Inc. of our report dated February 27, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 8, 2004